UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 28, 2004

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23192	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On Thursday, October 28, 2004, the Board of Directors of Celadon Group, Inc. (the “Company”) appointed Thomas Glaser, age 54, as the Company’s President, a position previously held and resigned that same date by Chairman and Chief Executive Officer Steve Russell.

Mr. Glaser joined the Company in May 2001 as its Vice President of Transportation Services, was promoted to the position of Executive Vice President of Operations in September 2001, to Executive Vice President of Operations and Sales in April 2003, and to Chief Operating Officer in November 2003. Prior to joining the Company, Mr. Glaser served for over 13 years in various management capacities at Contract Freighters, Inc., most recently as Senior Vice President of Operations and Maintenance.

Mr. Glaser does not have an employment agreement with the Company, and there are no related party transactions between Mr. Glaser and the Company.

On November 1, 2004, the Company issued a Press Release announcing the appointment of Mr. Glaser as its President.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                    CELADON GROUP, INC.

Date: November 2, 2004                                By:     /s/ Paul Will
                                                                            Paul Will
                                                                             Chief Financial Officer, Treasurer, and
                                                                            Executive Vice President